Exhibit 23.7

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (Registration Number 333-258403) and related Prospectus of Deutsche Bank Aktiengesellschaft for the registration of Ordinary shares, Tradable Subscription Rights to Subscribe for Ordinary Shares, Capital securities, Debt securities, Warrants, Purchase contracts and Units and to the incorporation by reference therein of our reports dated March 13, 2023, with respect to the consolidated financial statements of Deutsche Bank Aktiengesellschaft, and the effectiveness of internal control over financial reporting of Deutsche Bank Aktiengesellschaft, included in its Annual Report (Form 20-F) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft

Eschborn/Frankfurt am Main, Germany

March 13, 2024